MAXXON-GLOBE MEDICAL TECH INC.
                          SAFETY SCALPEL JOINT VENTURE


Whereas, Maxxon is a reporting company under the Securities Act of 1934, and is traded on the Over the Counter Electronic Pink Sheets with the Symbol "MXON" their primary business has been the commercial development of a Vacuum Technology Safety Syringe; and

Whereas, Maxxon intends to grow its business in the area of safety medical devices; and

Whereas, Globe and Maxxon have an existing relationship as Maxxon had retained Globe to develop its retractable safety syringe and the parties have entered into a Joint Venture to develop the next generation safety syringe and the Safety IV Catheter; and

Whereas, Globe owns the patent and all rights to the ReTrac Automatic Retractable Safety Scalpel with Permanent Lock; and

Whereas, Globe filed a Patent Application No. 11/115,446 with the United States Patent and Trademark Office for the ReTrac Automatic Retractable Safety Scalpel with Permanent Lock on April 25, 2005 and the Foreign Filing License was granted on June 1, 2005.

Whereas, Globe has developed the ReTrac Automatic Retractable Safety Scalpel with Permanent Lock into a commercially viable product ready for sale in the United States and International Market which is more specifically described in a separate document titled Confidential Exhibit "A" pages numbered 6-12 dated and signed by Globe Medical Tech's CEO Andy Hu. Confidential Exhibit "A" contains confidential and proprietary information and as such will not be attached to this Agreement or given to any third party for any reason; and

Whereas, Maxxon further warrants that it shall at no time copy of cause to be copied Confidential Exhibit "A"; and

Whereas, Globe Medical Technologies has paid all development fees for the ReTrac Automatic Retractable Safety Scalpel with Permanent Lock including but not limited to design fees ($20,000), costs of production molds ($90,000), costs associated with the U.S. Patent ($7,000) and Sales and Marketing expenses ($6,000 per month for two months $12,000); and

Whereas, Maxxon intends to acquire and Globe Medical Tech intends to transfer a one-half or fifty percent (50%) ownership interest in all right, title and interest including the patent to the ReTrac Automatic Retractable Safety Scalpel with Permanent Lock upon to the terms and conditions set forth below:

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     1.       50% Transfer of All Right, Title and Interest in the ReTrac
              Automatic Retractable Safety Scalpel with Permanent Lock. Globe Medical Tech Inc. will transfer fifty percent (50%) of all right, title and interest to the ReTrac Automatic Retractable Safety Scalpel with Permanent Lock including the Patent rights set forth above.
     2. Fifty Percent (50%) of Profits. Maxxon and Globe Med Tech shall each receive fifty percent (50%) of all profits from the sales of the ReTrac Automatic Retractable Safety Scalpel with Permanent Lock pursuant to the Joint Venture. Profits are all monies received from sales after subtracting the direct costs of manufacturing and shipping the Retrac Automatic Retractable Safety Scalpel with Permanent Lock. There shall be no deductions made for sales, marketing, accounting, legal office administration or other expense. Either party is entitled to an accounting upon demand.
     3. Future Costs. Maxxon and Globe Medical Tech will share all future manufacturing, sales and marketing costs on a fifty-fifty basis based upon the initial budget set forth below.
                  a. $100,000 for one container (300,000 retractable scalpels) used to fill current orders and for additional marketing.
                  b. $6,000 a month for sales and marketing efforts. c. $8,000 a quarter to attend trade shows.
                  d. $40,000 for costs to file the International Patent Convention Application.
     4. Compensation. As consideration of the transfer of a fifty percent (50%) Interest in the ReTrac Automatic Retractable Safety Scalpel with Permanent Lock Maxxon will transfer to Globe Medical Tech the following:
                              1. Common Stock. 5,333,333 shares of its Common Stock as follows:
                                           a. 2,666,666 upon execution of this
                                              Agreement b. 2,666,666 upon the
                                              first commercial sale of the
                                              Retrac Automatic Retractable
                                              Safety Scalpel with Permanent Lock
                              2. Options to Purchase Common Stock. 5,333,333 Options to Purchase Maxxon Common Stock with a strike price of two cents ($0.02) and a term of three years with 2,666,666 options vesting upon execution of this Agreement and 2,666,666 vesting upon the first commercial sale.
                              3. Options to Purchase Common Stock. 5,333,333 Options to Purchase Maxxon Common Stock with a strike price of four cents ($0.04) and a term of three years with 2,666,666 options vesting upon execution of this Agreement and 2,666,666 vesting upon the first commercial sale.

     5. Payment from Profits. Maxxon shall transfer thirty percent of its profits received from the Joint Ventuer for sales of the Retrac Automatic Retractable Safety Scalpel with Permanent Lock to Globe Medical Tech until such time as Globe Medical Tech receives $1,250,000 from this transfer of the 30%. Maxxon shall continue to receive 20% of the profits during this period.
     6. Joint Venture Agreement. Except as specifically set forth herein all other matters are governed by the terms and conditions of the Joint Venture Agreement.


/s/ ANDY HU                                 /s/ RONDALD L. WHEET
----------------------------                ---------------------------
Andy Hu           8/11/2005                 Ron Wheet
President                                   CEO
Globe Medical Tech Inc.                     Maxxon, Inc.